Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

India Globalization Capital, Inc.

We hereby consent to the incorporation by reference to the Registration Statement No. 333-226960 and No. 333-236615 on Form S-8 pertaining to the India Globalization Capital, Inc. 2018 Omnibus Incentive Plan and (ii) Registration Statement No. 333-251654 on Form S-3, of our report dated June 12, 2021, with respect to the consolidated financial statements of India Globalization Capital Inc. included in this Annual Report (Form 10-K) for the fiscal year ended March 31, 2021.

/s/ Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Chennai, India

June 12, 2021